Filed Pursuant to Rule 424(b)(3)

Registration No. 333-272832

PROSPECTUS

Tigo Energy, Inc.

Primary Offering of

41,999 Shares of Common Stock

Issuable Upon Exercise of Stock Options

Secondary Offering of

49,424,707 Shares of Common Stock

Offered by the Selling Securityholders

This prospectus relates to (i) the issuance by Tigo Energy, Inc., a Delaware corporation (the “Company,” “we,” “us” or “Tigo”) of up to 41,999 shares of Common Stock underlying stock options of Legacy Tigo (as defined below) (the “Legacy 2018 Options”) issued under the Tigo Energy, Inc. 2018 Stock Plan (the “2018 Plan”) to certain of the selling securityholders named in this prospectus (each a “Selling Securityholder” and, collectively, the “Selling Securityholders”) and (ii) the offer and sale, from time to time, by certain Selling Securityholders of up to an aggregate of 49,424,707 shares of Common Stock, which consists of (a) up to 42,833,755 shares of Common Stock issued in connection with closing of the Business Combination (as defined herein) (the “Closing”) to certain of the Selling Securityholders named in this prospectus, (b) up to 37,500 shares of Common Stock issued at the Closing upon the separation of the private units, which were originally issued in a private placement of private units in connection with the initial public offering of Roth CH Acquisition IV Co. (“ROCG”), by certain of the Selling Securityholders named in this prospectus, (c) up to 41,999 shares of Common Stock underlying the Legacy 2018 Options by certain of the Selling Securityholders named in this prospectus, (d) up to 118,021 shares of Common Stock issued to Roth Capital Partners, LLC (“Roth Capital”) pursuant to that certain termination letter agreement (the “BCMA Termination Agreement”), in consideration for the termination of the Business Combination Marketing Agreement, dated as of August 5, 2021, between Roth Capital and ROCG, (e) up to 1,230,000 shares of Common Stock that were originally issued to the Sponsors (as defined herein) in the form of founder shares prior to the ROCG IPO at a price of approximately $0.009 per share, and (f) up to 5,305,861 shares of Common Stock issuable upon the conversion of the Convertible Note (as defined herein) held by L1 Energy Capital Management S.à.r.l., the energy investment division of LetterOne (“L1 Energy”).

We previously filed a registration statement Form S-1 (File No. 333-272832) registering the issuance by us of up to 8,810,749 shares of Common Stock and the offer and sale, from time to time, by the Selling Securityholders of up to 49,734,570 shares of Common Stock and 18,750 outstanding private placement warrants, which was declared effective by the U.S. Securities and Exchange Commission (the “SEC”) on August 8, 2023 (the “Form S-1”). On September 8, 2023, all of our public warrants and private warrants that remained outstanding following 5:00 p.m. New York City time on such date were redeemed. We are filing this registration statement on Form S-3 as a post-effective amendment to the Form S-1 with respect to the issuance by us of all shares of Common Stock underlying outstanding stock options issued under the 2018 Plan and the offer and sale by the Selling Securityholders of all outstanding securities still held by them.

This prospectus provides the general manner in which we and the Selling Securityholders may offer or sell the securities. More specific terms of any securities that we and the Selling Securityholders may offer or sell may be provided in a prospectus supplement that describes, among other things, the specific amounts and prices of the securities being offered and the terms of the offering. The prospectus supplement may also add, update or change information contained in this prospectus.

We will not receive any proceeds from the sale by the Selling Securityholders of shares of Common Stock. However, we will pay the expenses, other than underwriting discounts and commissions, associated with the sale of securities by the Selling Securityholders pursuant to this prospectus.

Our registration of the securities covered by this prospectus does not mean that either we or the Selling Securityholders will issue, offer or sell, as applicable, any of the securities. We and the Selling Securityholders may offer and sell the securities covered by this prospectus in a number of different ways and at varying prices. We provide more information about how the Selling Securityholders may sell the securities in the section entitled “Plan of Distribution.” You should read this prospectus and any prospectus supplement or amendment carefully before you invest in our securities.

Our shares of Common Stock are listed on the Nasdaq Stock Market (“Nasdaq”) under the symbol “TYGO.” On June 3, 2024, the closing sale price of shares of our Common Stock was $1.55. As of May 28, 2024, the aggregate market value of our outstanding common stock held by non-affiliates was approximately $38,731,428, which was calculated based on 24,988,018 shares of outstanding common stock held by non-affiliates, at a price per share of $1.55, the closing price of our Common Stock on June 3, 2024, the highest closing price of the Company’s Common Stock on Nasdaq during the preceding 60 day trading period. Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell the securities described in this prospectus in a public primary offering with a value exceeding more than one-third (1/3) of the aggregate market value of our common stock held by non-affiliates in any 12-month period, so long as the aggregate market value of our outstanding Common Stock held by non-affiliates remains below $75,000,000. During the 12 calendar months prior to and including the date of this prospectus, we have not offered or sold any securities pursuant to General Instruction I.B.6 of Form S-3.

Approximately 81.9% of the total shares of Common Stock outstanding, as of May 28, 2024 are being registered for resale under this prospectus. The sale of all of the securities registered for resale hereunder, or the perception that such sales may occur, may cause the market prices of our securities to decline significantly. See “Risk Factors—Risks Related to the Ownership of Our Securities” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2023 for more information.

Investing in our securities involves risks that are described in the “Risk Factors” section beginning on page 2 of this prospectus and similar sections contained in the documents incorporated by reference into this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is June 4, 2024.

You should rely only on the information contained in this prospectus. No one has been authorized to provide you with information that is different from that contained in this prospectus. This prospectus is dated as of the date set forth on the cover hereof. You should not assume that the information contained in this prospectus is accurate as of any date other than that date.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. Under this shelf registration process, we and the selling securityholders named in this prospectus (the “Selling Securityholders”) may, from time to time, issue, offer and sell, as applicable, the securities described in this prospectus in one or more offerings. We may use the shelf registration statement to issue up to 41,999 shares of Common Stock underlying stock options of Legacy Tigo (as defined below) (the “Legacy 2018 Options”) issued under the Tigo Energy, Inc. 2018 Stock Plan (the “2018 Plan”) to certain of the Selling Securityholders. The Selling Securityholders may use the shelf registration statement to sell up to an aggregate of 49,424,707 shares of Common Stock, which consists of (a) up to 42,833,755 shares of Common Stock issued in connection with closing of the Business Combination (as defined herein) (the “Closing”) to certain of the Selling Securityholders named in this prospectus, (b) up to 37,500 shares of Common Stock issued at the Closing upon the separation of the private units, which were originally issued in a private placement of private units in connection with the initial public offering of Roth CH Acquisition IV Co. (“ROCG”), by certain of the Selling Securityholders named in this prospectus, (c) up to 41,999 shares of Common Stock underlying the Legacy 2018 Options by certain of the Selling Securityholders named in this prospectus, (d) up to 118,021 shares of Common Stock issued to Roth Capital Partners, LLC (“Roth Capital”) pursuant to that certain termination letter agreement (the “BCMA Termination Agreement”), in consideration for the termination of the Business Combination Marketing Agreement, dated as of August 5, 2021, between Roth Capital and ROCG, (e) up to 1,230,000 shares of Common Stock that were originally issued to the Sponsors (as defined herein) in the form of founder shares prior to the ROCG IPO at a price of approximately $0.009 per share, and (f) up to 55,305,861 shares of Common Stock issuable upon the conversion of the Convertible Note (as defined herein) held by L1 Energy Capital Management S.à.r.l., the energy investment division of LetterOne (“L1 Energy”), in each case, from time to time through any means described in the section entitled “Plan of Distribution.” More specific terms of any securities that we or the Selling Securityholders offer and sell may be provided in a prospectus supplement that describes, among other things, the specific amounts and prices of the securities being offered and the terms of the offering.

A prospectus supplement may also add, update or change information included in this prospectus. Any statement contained in this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in such prospectus supplement modifies or supersedes such statement. Any statement so modified will be deemed to constitute a part of this prospectus only as so modified, and any statement so superseded will be deemed not to constitute a part of this prospectus. You should rely only on the information contained in this prospectus, any applicable prospectus supplement or any related free writing prospectus. See “Where You Can Find More Information.”

Neither we nor the Selling Securityholders have authorized anyone to provide any information or to make any representations other than those contained in this prospectus, any accompanying prospectus supplement or any free writing prospectus we have prepared. We and the Selling Securityholders take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus is an offer to sell only the securities offered hereby and only under circumstances and in jurisdictions where it is lawful to do so. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus, any applicable prospectus supplement or any related free writing prospectus. This prospectus is not an offer to sell securities, and it is not soliciting an offer to buy securities, in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus or any prospectus supplement is accurate only as of the date on the front of those documents only, regardless of the time of delivery of this prospectus or any applicable prospectus supplement, or any sale of a security. Our business, financial condition, results of operations and prospects may have changed since those dates.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part. Before making an investment decision, you should read, in addition to this prospectus and the registration statement, any documents that we incorporate by reference in this prospectus, as referred to under “Where You Can Find More Information,” and you may obtain copies of those documents as described below.

As used in this prospectus, unless otherwise indicated or the context otherwise requires, references to “we,” “us,” “our,” the “Company,” “Registrant,” and “Tigo” refer to the consolidated operations of Tigo Energy, Inc., formerly known as Roth CH Acquisition IV Co., and its subsidiaries. References to “ROCG” refer to the Company prior to the consummation of the Business Combination (as defined below) and references to “Legacy Tigo” refer to Tigo Energy, Inc. prior to the consummation of the Business Combination.

ROCG was originally formed as a Delaware corporation in February of 2019 for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, recapitalization, reorganization, or other similar business combination with one or more businesses. On August 10, 2021, ROCG consummated its initial public offering, following which its securities began trading on the Nasdaq Capital Market .

On December 5, 2022, ROCG, Roth IV Merger Sub Inc., a Delaware corporation and a wholly-owned subsidiary of ROCG (“Merger Sub”), and Legacy Tigo, entered into an Agreement and Plan of Merger, as amended on April 6, 2023 (the “Merger Agreement”), pursuant to which, among other transactions, on May 23, 2023 (the “Closing Date”), Merger Sub merged with and into Legacy Tigo (the “Merger”), with Legacy Tigo surviving the Merger as a wholly-owned subsidiary of ROCG (the Merger, together with the other transactions described in the Merger Agreement, the “Business Combination”). In connection with the closing of the Business Combination, ROCG changed its name to “Tigo Energy, Inc.”

TRADEMARKS

We and our subsidiaries own or have rights to trademarks, trade names and service marks that they use in connection with the operation of their business. In addition, their names, logos and website names and addresses are their trademarks or service marks. Other trademarks, trade names and service marks appearing in this prospectus, are the property of their respective owners. Solely for convenience, in some cases, the trademarks, trade names and service marks referred to in this prospectus are listed without the applicable ®, M and SM symbols, but their respective owners will assert, to the fullest extent under applicable law, their rights to these trademarks, trade names and service marks.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, including the documents incorporated herein by reference, contains statements that are “forward-looking looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, without limitation, statements regarding the financial position, business strategy and the plans and objectives of management for future operations. These statements constitute projections, forecasts and forward-looking statements, and are not guarantees of performance. Such statements can be identified by the fact that they do not relate strictly to historical or current facts. When used in this prospectus and/or the documents incorporated herein by reference, words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “strive,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. When the Company discusses its strategies or plans, the Company is making projections, forecasts or forward-looking statements. Such statements are based on the beliefs of, as well as assumptions made by and information currently available to, the Company’s management.

You should not place undue reliance on these forward-looking statements. The forward-looking statements contained in this prospectus are only predictions based on the Company’s current expectations and projections about future events and are subject to a number of risks, uncertainties and assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks include, but are not limited to, those described in our filings made with the SEC from time to time incorporated by reference herein.

It is not possible for the management of the Company to predict all risks, nor can the Company assess the impact of all factors on the Company’s business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements the Company may make. In light of these risks, uncertainties and assumptions, the forward-looking events and circumstances discussed in this prospectus may not occur, and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements in this prospectus.

The forward-looking statements included in this prospectus are made only as of the date hereof. You should not rely upon forward-looking statements as predictions of future events. Although the Company believes that the expectations reflected in its forward-looking statements are reasonable, the Company cannot guarantee that the future results, levels of activity, performance or events and circumstances reflected in the forward-looking statements will be achieved or occur. The Company does not undertake any obligation to update publicly any forward-looking statements for any reason after the date of this prospectus to conform these statements to actual results or to changes in expectations, except as required by law. You should read this prospectus and the documents that have been filed as exhibits hereto with the understanding that the actual future results, levels of activity, performance, events and circumstances of the Company may be materially different from what is expected.

SUMMARY OF THE PROSPECTUS

This summary highlights selected information appearing elsewhere in this prospectus or the documents incorporated by reference herein. Because it is a summary, it may not contain all of the information that may be important to you in making an investment decision. Before investing in our securities, you should carefully read this entire prospectus, the registration statement of which this prospectus is a part and the documents incorporated by reference herein carefully, including the information set forth under the heading “Risk Factors” and our financial statements. See the section of this prospectus titled “Where You Can Find More Information.”

Overview

Our mission is to deliver smart system solutions, combining hardware and software, which enhance safety, increase energy yield, and lower operating costs of residential, commercial, and utility-scale solar systems. We believe we are a worldwide leader in the development and delivery of products and solutions that are flexible and dependable, increasing the energy generation of solar energy systems.

We have served the solar energy industry with advanced power electronics, including the manufacturing and development of our Module Level Power Electronics (“MLPEs”), since our inception in 2007. Until 2021, we primarily focused on our MLPEs, which are devices that reside under the solar panel and improve safety features and energy production for the installer and system owner. Our MLPEs are designed to be highly flexible solutions that work with other inverters and modules, providing the installer with an open system solution and a variety of choices when designing a system for the consumer.

Although the solar optimizer and inverter space has been historically served by two major suppliers, we expect to attract new customers and gain market share by expanding sales of our MLPEs, which provide solar panel power optimization and rapid shutdown, our GO Energy Storage Systems (“GO ESS”), (formerly referred to as the Tigo EI Solution), which provides solar energy storage management capabilities, and our Energy Intelligence (“EI”) platform which provides monitoring and energy demand forecasting capabilities. We began to offer our GO ESS to residential customers in the United States (“U.S.”) and Europe in late 2021 and 2022, respectively, and added our energy demand forecasting software capabilities through our acquisition of Foresight Energy, Ltd. in the first quarter of 2023. Our products power everything from single-digit kilowatt residential systems to commercial, industrial, and utility systems, scaling to hundreds of megawatts on rooftop, ground-mounted, and floating applications.

Corporate Information

We were incorporated in Delaware on February 13, 2019, under the name Roth CH Acquisition IV Co., in order to effectuate a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses. ROCG completed its initial public offering on August 10, 2021. On May 23, 2023, ROCG and Legacy Tigo consummated the transactions contemplated by the Merger Agreement. On the Closing Date, ROCG changed its name to Tigo Energy, Inc.

The mailing address of our principal executive office is 655 Campbell Technology Parkway, Suite 150, Campbell, California 95008, and our telephone number is (408) 402-0802. Our website is https://www.tigoenergy.com/. Information contained on our website is not a part of this prospectus, and the inclusion of our website address in this prospectus is an inactive textual reference only.

RISK FACTORS

An investment in any securities offered pursuant to this prospectus and the applicable prospectus supplement involves risks. Before deciding whether to invest in our securities, you should carefully consider the risk factors incorporated by reference to our most recent Annual Report on Form 10-K, any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K and all other information contained or incorporated by reference into this prospectus, as updated by our subsequent filings under the Exchange Act, and the risk factors and other information contained in any applicable prospectus supplement. For more information, see “Where You Can Find More Information.”

USE OF PROCEEDS

We will only receive net proceeds to the extent that the Legacy 2018 Options are exercised for cash. We expect to use any such net proceeds from the exercise of the Legacy 2018 Options for general corporate purposes.

All of the shares of Common Stock offered by the Selling Securityholders will be sold by them for their respective accounts. We will not receive any of the proceeds from these sales.

The Selling Securityholders will pay any underwriting fees, discounts, selling commissions, stock transfer taxes and certain legal expenses incurred by such Selling Securityholders in disposing of their shares of securities, and we will bear all other costs, fees and expenses incurred in effecting the registration of such securities covered by this prospectus, including, without limitation, all registration and filing fees, Nasdaq listing fees and fees and expenses of our counsel and our independent registered public accountants.

DESCRIPTION OF COMMON STOCK

A description of our Common Stock is set forth in our registration statement on Form 8-A as originally filed with the SEC on August 4, 2021 and any amendment or report filed for the purpose of updating this information (including Exhibit 4.2 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2023), which description is incorporated herein by reference.

SELLING SECURITYHOLDERS

This prospectus relates to the possible resale from time to time by the Selling Securityholders of an aggregate of 49,424,707 shares of Common Stock. The Selling Securityholders may from time to time offer and sell any or all of the shares of Common Stock set forth below pursuant to this prospectus and any prospectus supplement. We are registering such shares of Common Stock pursuant to the provisions of the Registration Rights Agreement in order to permit such Selling Securityholders to offer the Common Stock for resale from time to time. When we refer to the “Selling Securityholders ” in this prospectus, we refer to the persons listed in the table below, and the pledgees, donees, transferees, assignees, successors, designees and other permitted transferees that hold any of the Selling Securityholders’ interest in the shares of Common Stock after the date of this prospectus other than through a public sale. We cannot advise you as to whether the Selling Securityholders will in fact sell any or all of such shares of Common Stock. In addition, the Selling Securityholders may sell, transfer or otherwise dispose of, at any time and from time to time, the shares of Common Stock in transactions exempt from the registration requirements of the Securities Act after the date of this prospectus. For purposes of this table, we have assumed that the Selling Securityholders will have sold all of the securities covered by this prospectus upon the completion of the offering.

The following table sets forth, as of the date of this filing (or such other date as such information was provided to us by the applicable Selling Securityholders), the name and address of the Selling Securityholders, the number of shares of Common Stock beneficially owned, the number of shares of Common Stock that the Selling Securityholders may offer pursuant to this prospectus and the number of shares of Common Stock beneficially owned by the Selling Securityholders after the sale of the securities offered hereby.

Selling Securityholder information for each additional Selling Securityholder, if any, will be set forth by prospectus supplement to the extent required prior to the time of any offer or sale of such Selling Securityholder’s shares pursuant to this prospectus. Any prospectus supplement may add, update, substitute, or change the information contained in this prospectus, including the identity of each Selling Securityholder and the number of shares registered on its behalf. A Selling Securityholder may sell or otherwise transfer all, some or none of such shares in this offering. See “Plan of Distribution.”

Beneficial ownership is determined in accordance with the rules and regulations of the SEC. A person is a “beneficial owner” of a security if that person has or shares “voting power,” which includes the power to vote or to direct the voting of the security, or “investment power,” which includes the power to dispose of or to direct the disposition of the security, or has the right to acquire such powers within 60 days. The applicable percentage of shares of Common Stock beneficially owned by the Selling Securityholders shown in the table below is based on an aggregate of 60,366,315 shares of our Common Stock outstanding as of May 28, 2024. Except as noted by footnote, and subject to community property laws where applicable, based on the information provided to us, the persons and entities named in the table below have sole voting and investment power with respect to all shares shown as beneficially owned by them.

Unless otherwise noted, the address of each Selling Securityholder is c/o Tigo Energy, Inc. 655 Campbell Technology Parkway, Suite 150, Campbell, CA 95008.

	Securities Beneficially Owned prior to this Offering	Securities to be Offered in this Offering	Securities Beneficially Owned after this Offering(1)
Names and Addresses	Shares of Common Stock	Shares of Common Stock(2)	Shares of Common Stock	Percentage		Percentage
CHLM Sponsor LLC(3)	273,996	264,992	—	—		—
CR Financial Holdings Inc.(4)	289,676	289,676	—	—		—
Hampstead Park Capital Management LLC(5)	12,549	12,549	—	—		—
Roth Capital Partners, LLC(6)	179,377	179,377	—	—		—
Splinter Roboostoff Rev Trust(7)	1,123,656	1,123,656	—	—		—
Amanda Christine Splinter 2012 Irrevocable Trust Dtd 08/10/2012(8)	35,000	35,000	—	—		—
Archie David Roboostoff 2012 Irrevocable Trust Dtd 08/10/2012(9)	35,000	35,000	—	—		—
Joshua Michael Splinter 2012 Irrevocable Trust Dtd 08/10/2012(10)	35,000	35,000	—	—		—
Krista Diane Fenske 2012 Irrevocable Trust Dtd 08/10/2012(11)	35,000	35,000	—	—		—
Alon Ventures, LLC(12)	12,689,306	12,689,306	—	—		—
Zvi and Ricki Alon Trust U/A/D June 29, 2017(13)	1,774,826	1,774,826	—	—		—
L1 Energy(14)	5,305,861	5,305,861	—	—		—
Clal Industries Ltd.(15)	4,476,425	4,476,425	—	—		—
Energy Growth Momentum II LP(16)	9,142,557	9,142,557	—	—		—
Generation IM Climate Solutions Funds, L.P.(17)	8,043,244	8,043,244	—	—		—
Tigo SPV LP(18)	5,208,625	5,208,625	—	—		—
Stanley Stern(19)	295,127	169,118	126,009		*	—
Aaron M. Gurewitz, as Trustee of the AMG Trust established January 23, 2007(20)	48,773	48,773	—	—		—
Andrew Costa(21)	6,376	6,376	—	—		—
Byron Roth(22)	179,878	179,878	—	—		—
Byron Roth IRA(23)	2,700	2,700	—	—		—
Gordon Roth(24)	37,537	37,537	—	—		—
John C. Lipman(25)	273,996	264,992	—	—		—
Louis J Ellis III(26)	2,223	2,223	—	—		—
Matthew Day(27)	13,245	13,245	—	—		—
Molly Montgomery(28)	12,549	12,549	—	—		—
Nazan Akdeniz(29)	2,223	2,223	—	—		—
Sam Chawla(30)	12,549	12,549		—		—
Theodore Roth(31)	21,450	21,450	—	—		—

*	Represents beneficial ownership of less than 1% of the outstanding shares of our Common Stock.
(1)	Assumes the sale of all shares being offered pursuant to this prospectus.
(2)	The amounts set forth in this column are the number of shares of Common Stock that may be offered by such Selling Securityholder using this prospectus. These amounts do not represent any other shares of our Common Stock that the Selling Securityholder may own beneficially or otherwise.
(3)	Steve Dyer, Chief Executive Officer and Managing Partner of Craig-Hallum Capital Group LLC, has voting and dispositive shares owned by CHLM Sponsor LLC. The address for the Selling Securityholder is 222 South 9th Street, Suite 350, Minneapolis, MN 55402.
(4)	Byron Roth and Gordon Roth have voting and dispositive power over the shares owned by CR Financial Holdings, Inc. Mr. Byron Roth is the former Co-Chief Executive Officer and former director of ROCG. Mr. Gordon Roth is the former Chief Financial Officer of ROCG. The address for the Selling Securityholder is 2340 Colllins Avenue, Suite 402 Miami Beach, FL 33139.
(5)	Daniel M. Friedberg, a former director of ROCG, is the managing-member of this entity. In this position, Mr. Friedberg may be deemed to have voting and dispositive power over such securities. The address for this Selling Securityholder is 888 San Clemente DR, STE 400, Newport Beach, CA 92660-6369.

(6)	The number of shares of Common Stock beneficially owned includes 118,021 shares of Common Stock issued pursuant to the BCMA Termination Agreement. Byron Roth is the Chairman and Chief Executive Officer and Gordon Roth is the Chief Operating Officer and Chief Financial Officer of Roth Capital Partners, LLC. In these positions, both Mr. Byron Roth and Mr. Gordon Roth may be deemed to have voting and dispositive power over the shares held by this entity. The address for this entity is 888 San Clemente Drive, Suite 400, Newport Beach, CA 92660.
(7)

Mr. Splinter, a member of the Company’s Board of Directors, serves as Trustee of the Splinter Roboostoff Rev Trust and exercises investment decisions with respect to such securities. The address for Selling Securityholder is 963 Topsy Ln, Ste306 PMB 318, Carson City, NV 89705.

(8)

Mr. Splinter, a member of the Company’s Board of Directors, serves as Trustee of the Amanda Christine Splinter 2012 Irrevocable Trust Dtd 08/10/2012 and exercises investment decisions with respect to such securities. The address for Selling Securityholder is 963 Topsy Ln, Ste306 PMB 318, Carson City, NV 89705.

(9)

Mr. Splinter, a member of the Company’s Board of Directors, serves as Trustee of the Archie David Roboostoff 2012 Irrevocable Trust Dtd 08/10/2012 and exercises investment decisions with respect to such securities. The address for Selling Securityholder is 963 Topsy Ln, Ste306 PMB 318, Carson City, NV 89705.

(10)

Mr. Splinter, a member of the Company’s Board of Directors, serves as Trustee of the Joshua Michael Splinter 2012 Irrevocable Trust Dtd 08/10/2012 and exercises investment decisions with respect to such securities. The address for Selling Securityholder is 963 Topsy Ln, Ste306 PMB 318, Carson City, NV 89705.

(11)

Mr. Splinter, a member of the Company’s Board of Directors, serves as Trustee of the Krista Diane Fenske 2012 Irrevocable Trust Dtd 08/10/2012 and exercises investment decisions with respect to such securities. The address for Selling Securityholder is 963 Topsy Ln, Ste306 PMB 318, Carson City, NV 89705.

(12)	Mr. Alon, the Chief Executive Officer of the Company, serves as Co-Manager of Alon Ventures, LLC and may be deemed to have voting or investment power over such securities.
(13)	Mr. Alon, the Chief Executive Officer of the Company, serves as Trustee of the Zvi and Ricki Alon Trust U/A/D June 29, 2017 and exercises investment decisions with respect to such securities.
(14)	Reflects the number of shares of Common Stock issuable upon conversion of the Convertible Note, assuming the note is converted in full. L1 Energy may convert the Convertible Note into shares of Common Stock at any time on or prior to January 9, 2026. Each of Neil Toyer and Barry O’Dwyer may be deemed to have beneficial ownership over the shares owned directly by L1 Energy upon conversion of the Convertible Note because Mr. Toyer and Mr. O’Dwyer serve as Directors of L1 Energy and exercise voting and investment power over such securities. The business address for L1 Energy is 1-3 Boulevard de la Foire, L-1528 Luxembourg, Luxembourg
(15)	Each of Access Industries Holdings LLC (“AIH”), Access Industries, LLC (“Access LLC”), Access Industries Management, LLC (“AIM”), Clal Industries and Mr. Len Blavatnik may be deemed to share voting and investment power over shares owned directly by Clal Industries because (i) Mr. Blavatnik controls AIM, AIH, Access LLC and AI International GP Limited, the general partner of AI SMS (as defined below), (ii) AIM controls Access LLC and AIH, (iii) Access LLC controls a majority of the outstanding voting interests in AIH, (iv) AIH owns a majority of the equity of AI SMS L.P. (“AI SMS”), (v) AI SMS controls AI Diversified Holdings Ltd. (“Holdings Limited”), (vi) Holdings Limited owns AI Diversified Parent S.à r.l., which owns AI Diversified Holdings S.à r.l., which owns Access AI Ltd (“Access AI”), (vii) Access AI wholly owns Clal Industries. The address of Clal Industries is the Triangular Tower, 3 Azrieli Center, Tel Aviv 67023, Israel and the address of AIH, Access LLC, AIM and Mr. Blavatnik is c/o Access Industries Inc., 40 West 57th Street, New York, New York 10019, United States.
(16)	Consists of: (i) 9,133,224 shares of Common Stock and (ii) 9,333 shares of Common Stock issuable upon the exercise of stock options. Energy Growth Momentum GP II Limited (“EGM II GP”) is the general partner of Energy Growth Momentum II LP (“EGM II LP”) and, in such capacity, may be deemed to have indirect voting and dispositive power over the shares of Common Stock held by EGM II LP. The principal business address of EGM II LP is 1st & 2nd Floors, Elizabeth House, Les Ruettes Brayes, St Peter Port, Guernsey GY1 1EW.
(17)	Consists of: (i) 8,010,578 shares of Common Stock and (ii) 32,666 shares of Common Stock issuable upon the exercise of stock options. The principal business address of Generation IM Climate Solutions Funds, L.P. is PO Box 309, Ugland House, Grand Cayman, KY1-1104, Cayman Island.
(18)	EGM II GP is the general partner of Tigo SPV LP (“Tigo SPV”) and, in such capacity, may be deemed to have indirect voting and dispositive power over the shares of Common Stock held by Tigo SPV. The address for the Selling Securityholder is 1st & 2nd Floors, Elizabeth House, Les Ruettes Brayes, St Peter Port, Guernsey GY1 1EW.
(19)	Consists of: (i) 169,118 shares of Common Stock and (ii) 126,000 shares of Common Stock issuable upon the exercise of stock options. Mr. Stern serves as director of the Company.

(20)	Mr. Gurewitz, the former Co-President of ROCG, serves as the Trustee of the AMG Trust established January 23, 2007. The address for the Selling Securityholder is 888 San Clemente DR, STE 400, Newport Beach, CA 92660-6369.
(21)	Mr. Costa is the former Co-Chief Operating Officer of ROCG. The address for the Selling Securityholder is 888 San Clemente DR, STE 400, Newport Beach, CA 92660-6369
(22)	Mr. Roth is the former Co-Chief Executive Officer and former director of ROCG. Mr. Roth also exercises voting and dispositive power over the securities owned by CR Financial Holdings, Inc. and Roth Capital Partners, LLC. The address for the Selling Securityholder is 888 San Clemente DR, STE 400, Newport Beach, CA 92660-6369.
(23)	Includes shares held for the benefit of Mr. Byron Roth, the former Co-Chief Executive Officer and former director of ROCG. The address for the Selling Securityholder is 888 San Clemente DR, STE 400, Newport Beach, CA 92660-6369.
(24)	Mr. Roth is the former Chief Financial Officer of ROCG. Mr. Roth also exercises voting and dispositive power over the securities owned by CR Financial Holdings, Inc. and Roth Capital Partners, LLC. The address for the Selling Securityholder is 888 San Clemente DR, STE 400, Newport Beach, CA 92660-6369.
(25)	Mr. Lipman is the former Co-Chief Executive Officer and former director of ROCG. The address for the Selling Securityholder is c/o Craig Hallum, 222 S. 9th St. Suite 350, Minneapolis, MN 55402.
(26)	Mr. Ellis was a Sponsor of ROCG. The address for the Selling Securityholder is 888 San Clemente DR, STE 400, Newport Beach, CA 92660-6369.
(27)	Mr. Day is a former Co-Chief Operating Officer of ROCG. The address for the Selling Securityholder is 888 San Clemente DR, STE 400, Newport Beach, CA 92660-6369.
(28)	Ms. Montgomery is a former director of ROCG. The address for the Selling Securityholder is 888 San Clemente DR, STE 400, Newport Beach, CA 92660-6369.
(29)	Ms. Akdeniz was a Sponsor of ROCG. The address for the Selling Securityholder is 888 San Clemente DR, STE 400, Newport Beach, CA 92660-6369.
(30)	Mr. Chawla is a former director of ROCG. The address for the Selling Securityholder is 888 San Clemente DR, STE 400, Newport Beach, CA 92660-6369.
(31)	Mr. Roth was a Sponsor of ROCG. The address for the Selling Securityholder is 888 San Clemente DR, STE 400, Newport Beach, CA 92660-6369.

For information about our relationships during the past three years with certain of the Selling Securityholders or their affiliates that we consider material, see “Certain Relationships and Related Transactions and Director Independence” in our Annual Reports on Form 10-K for the years ended December 31, 2021 and 2022, filed with the SEC on April 7, 2022 and March 31, 2023, respectively, and “Transactions with Related Persons” in our Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 5, 2024, which is incorporated herein by reference.

PLAN OF DISTRIBUTION

This prospectus relates to from time to time (i) the issuance by us of up to 41,999 shares of Common Stock underlying the Legacy 2018 Options issued under the 2018 Plan to certain of the Selling Securityholders and (ii) the resale by certain of the Selling Securityholders named in this prospectus of an aggregate of 49,424,707 shares of Common Stock.

We are registering the securities covered by this prospectus on both our behalf and that of the Selling Securityholders. All costs, expenses and fees connected with the registration of such securities will be borne by us. Any brokerage commissions and similar expenses connected with selling such securities will be borne by both us and the Selling Securityholders, respectively, according to the allocation of securities sold.

We will not receive any of the proceeds from the sale of the securities by the Selling Securityholders.

Upon effectiveness of the registration statement of which this prospectus forms a part, the securities beneficially owned by the Selling Securityholders covered by this prospectus may be offered and sold from time to time by the Selling Securityholders, as applicable. The term “Selling Securityholders” includes donees, pledgees, transferees or other successors in interest selling securities received after the date of this prospectus from a Selling Securityholder as a gift, pledge, partnership distribution or other transfer. The Selling Securityholders will act independently of us in making decisions with respect to the timing, manner and size of each sale. Such sales may be made on one or more exchanges or in the over-the-counter market or otherwise, at prices and under terms then prevailing or at prices related to the then current market price or in negotiated transactions. Each Selling Securityholder reserves the right to accept and, together with its respective agents, to reject, any proposed purchase of securities to be made directly or through agents. The Selling Securityholders and any of their permitted transferees may sell securities offered by this prospectus on any stock exchange, market or trading facility on which the securities are traded or in private transactions.

Subject to the limitations set forth in any applicable registration rights agreement, the Selling Securityholders may use any one or more of the following methods when selling the securities offered by this prospectus:

●	purchases by a broker-dealer as principal and resale by such broker-dealer for its own account pursuant to this prospectus;

●	ordinary brokerage transactions and transactions in which the broker solicits purchasers;

●	block trades in which the broker-dealer so engaged will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	an over-the-counter distribution in accordance with the rules of the applicable exchange;

●	settlement of short sales entered into after the date of this prospectus;

●	agreements with broker-dealers to sell a specified number of the securities at a stipulated price per share;

●	“at the market” offerings, as defined in Rule 415 under the Securities Act, at negotiated prices, at prices prevailing at the time of sale or at prices related to such prevailing market prices, including sales made directly on a national securities exchange or sales made through a market maker other than on an exchange or other similar offerings through sales agents;

●	sales directly to purchasers, including through a specific bidding, auction or other process or in privately negotiated transactions;

●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

●	through a combination of any of the above methods; or

●	any other method permitted pursuant to applicable law.

In addition, a Selling Securityholder that is an entity may elect to make a pro rata in-kind distribution of securities to its members, partners or stockholders pursuant to the registration statement of which this prospectus is a part by delivering a prospectus with a plan of distribution. Such members, partners or stockholders would thereby receive freely tradeable securities pursuant to the distribution through a registration statement. To the extent a distributee is an affiliate of ours (or to the extent otherwise required by law), we may file a prospectus supplement in order to permit the distributees to use the prospectus to resell the securities acquired in the distribution.

The Selling Securityholders also may transfer the securities in other circumstances, in which case the transferees, pledgees or other successors-in-interest will be the selling beneficial owners for purposes of this prospectus. Upon being notified by a Selling Securityholder that a donee, pledgee, transferee, other successor-in-interest intends to sell our securities, we will, to the extent required, promptly file a supplement to this prospectus to name specifically such person as a Selling Securityholder.

To the extent required, the names of the Selling Securityholders, the respective purchase prices and public offering prices, the names of any agents, dealer or underwriter, any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.

The Selling Securityholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the securities in the course of hedging the positions they assume. The Selling Securityholders may also sell the securities short and deliver these securities to close out their short positions, or loan or pledge the securities to broker-dealers that in turn may sell these shares. The Selling Securityholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction). The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement (or a post-effective amendment to the registration statement of which this prospectus is a part).

In offering the securities covered by this prospectus, us, the Selling Securityholders and any underwriters, broker-dealers or agents who execute sales for the Selling Securityholders may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. Any discounts, commissions, concessions or profit they earn on any resale of those securities may be underwriting discounts and commissions under the Securities Act.

In order to comply with the securities laws of certain states, if applicable, the securities must be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the securities may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

We have advised the Selling Securityholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the Selling Securityholders and their affiliates. In addition, to the extent applicable we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the Selling Securityholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The Selling Securityholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.

LEGAL MATTERS

Unless otherwise indicated in an applicable prospectus supplement, the validity of the securities to be offered by this prospectus will be passed upon for us by White & Case LLP, 1221 Avenue of the Americas, New York, New York 10020 and for any agents, underwriters, dealers, remarketing firms or other third parties by counsel named in the applicable prospectus supplement.

EXPERTS

The financial statements of the Company and subsidiaries as of and for the year ended December 31, 2023, incorporated by reference in this prospectus, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report. Such financial statements are incorporated by reference in reliance upon the report of such firm given their authority as experts in accounting and auditing.

The consolidated financial statements of the Company and subsidiaries as of December 31, 2022 have been incorporated by reference herein in reliance upon the reports of Frank, Rimerman + Co. LLP, independent registered public accounting firm, and upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. We have also filed a registration statement on Form S-3, including exhibits, under the Securities Act with respect to the securities offered by this prospectus. This prospectus is part of the registration statement, but does not contain all of the information included in the registration statement or the exhibits. Our SEC filings are available to the public on the internet at a website maintained by the SEC located at http://www.sec.gov. Those filings are also available to the public on, or accessible through, our website under the heading “Investors” at https://www.tigoenergy.com/. The information on our web site, however, is not, and should not be deemed to be, a part of this prospectus.

The SEC’s rules allow us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, and subsequent information that we file with the SEC will automatically update and supersede that information. Any statement contained in this prospectus or a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or a subsequently filed document incorporated by reference modifies or replaces that statement.

This prospectus and any accompanying prospectus supplement incorporate by reference the documents set forth below (excluding any portions of such documents that have been “furnished to” but not “filed with” the SEC for purposes of the Exchange Act):

●	our Annual Report on Form 10-K for the year ended December 31, 2023, filed with the SEC on March 21, 2024;

●	the information specifically incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2023, from our Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 5, 2024, as supplemented by our Additional Definitive Proxy Materials on Schedule 14A, filed with the SEC on April 19, 2024;

●	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2024, filed with the SEC on May 14, 2024;

●	our Current Reports on Form 8-K, filed with the SEC on February 8, 2024 and May 21, 2024; and

●	the description of our capital stock contained in our Registration Statement on Form 8-A (File No. 001-40710) as originally filed with the SEC on August 4, 2021 and any amendment or report filed for the purpose of updating this information (including Exhibit 4.2 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2023), which description is incorporated herein by reference.

All reports and other documents we subsequently file pursuant to Section 13(a), 13(c), 14 or 15(d) of Exchange Act prior to the termination of this offering, including all such documents we may file with the SEC after the date of the initial registration statement and prior to the effectiveness of the registration statement, but excluding any information “furnished to,” rather than “filed with,” the SEC under the Exchange Act, will also be incorporated by reference into this prospectus and deemed to be part of this prospectus from the date of the filing of such reports and documents.

You may request a free copy of any of the documents incorporated by reference in this prospectus by writing or telephoning us at the following address:

Tigo Energy, Inc.
655 Campbell Technology Parkway, Suite 150
Campbell, California 95008
(408) 402-0802

Attention: Bill Roeschlein

Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference in this prospectus or any accompanying prospectus supplement.

INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Tigo Energy, Inc.

Primary Offering of

41,999 Shares of Common Stock

Issuable Upon Exercise of Stock Options

Secondary Offering of

49,424,707 Shares of Common Stock

Offered by the Selling Securityholders

Prospectus dated June 4, 2024